Exhibit 10.21

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”) made and entered into this 7th day of June, 2010, by and between G&I VI 1155 BUSINESS CENTER FE LLC, a Delaware limited liability company and successor to Brandywine Operating Partnership, L.P., hereinafter referred to as “Landlord” and TUBE CITY IMS, LLC, a Delaware limited liability company and successor to International Mill Service, Inc., hereinafter referred to as “Tenant”.

WHEREAS, Landlord leased certain premises consisting of 24,038 rentable square feet of space commonly referred to as Suite 200 (“Original Premises”) located at 1155 Business Center Drive, Horsham, Pennsylvania (“Building”), to Tenant pursuant to that certain Lease dated May 3, 2005, hereinafter referred to as “Lease,” the Original Premises being more particularly described therein;

WHEREAS, Tenant desires to decrease the size of the Original Premises by 5,710 rentable square feet under the Lease and to renew the Term of its existing Lease until September 30, 2016; and

WHEREAS, Landlord and Tenant wish to amend the Lease as follows;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

2. Reduction of Leased Premises. The Lease is hereby amended to provide that the Original Premises be downsized by 5,710 rentable square feet of space (the “Reduced Premises”), as shown on the space plan marked as Exhibit “A”, attached hereto and made a part hereof. It is the mutual intention of Landlord and Tenant, that the Reduced Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Amendment, and to that end, Landlord and Tenant hereby agree that retroactively from and after May 1, 2010 (“Reduced Premises Commencement Date”), the word “Premises”, as defined in the Lease, shall mean only the Reduced Premises, containing a total of 18,328 rentable square feet, unless the context otherwise requires.

3. Landlord’s Work. Landlord shall turnkey the Reduced Premises in substantial conformity with the plan entitled “SK-3” dated April 15, 2010 prepared by Polek Schwartz Architects (“Landlord’s Work”). SK-3 is attached hereto, made a part hereof and marked as Exhibit “B”. Should Landlord’s Work exceed the sum of $15.00 per rentable square foot of the Reduced Premises, Tenant shall be responsible for such excess amount and shall reimburse Landlord for same within ten (10) days of delivery of an invoice therefor. During the course of Landlord’s Work, Landlord will endeavor to minimize disruption to Tenant’s business operations.

4. Term: Lease Term is hereby extended retroactively from the Reduced Premises Commencement Date until September 30, 2016 (“Extension Term”).

5. Fixed Rent:

(a) Tenant shall pay to Landlord Fixed Rent for the Reduced Premises during the Extension Term as follows:

TIME PERIOD	PER RSF		MONTHLY INSTALLMENT	ANNUAL FIXED RENT
5/1/10-7/31/10	$0.00,	*	$0.00	$0.00
8/1/10-7/31/11	$16.50,	*	$25,201.00	$302,412.00
8/1/11-7/31/12	$17.00,	*, **	$25,964.67	$311,576.00
8/1/12-7/31/13	$17.50,	*, **	$26,728.33	$320,740.00
8/1/13-7/31/14	$18.00,	*, **	$27,492.00	$329,904.00
8/1/14-7/31/15	$18.50,	*	$28,255.67	$339,068.00
8/1/15-9/30/16	$19.00,	*	$29,019.33	$348,232.00

*	plus those charges set forth in Article 4 of the Lease as amended herein and in Article 5 of the Lease
**	Notwithstanding anything to the contrary in this Amendment, Tenant will not be required to pay Fixed Rent during the following months of the Extension Term: January 2012, January 2013 and January 2014

(b) Notwithstanding anything in the Lease to the contrary, Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth above, in advance on the first day of each calendar month during the Term by (i) check sent to Landlord at G&I VI Interchange Office LLC, Lockbox #6921, PO Box 8500, Philadelphia, PA 17178-6921 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, G&I VI Interchange Office LLC, Account #2000030594526, ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #D115 and Lease #            . The Lease number will be provided to Tenant by Landlord within a reasonable time following execution of this Amendment.

6. Surrender of the 5,710 Rentable Square Feet. Upon substantial completion of Landlord’s Work, to the Reduced Premises, Tenant shall vacate the 5,710 square feet of space as reflected on Exhibit “A”, and deliver possession thereof to Landlord in broom clean condition and otherwise in accordance with all of the requirements of the Lease. Substantial completion means that the initial improvements to the Reduced Premises called for by this Amendment have been completed to the extent that the Reduced Premises may be occupied by Tenant for its Permitted Use, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Reduced Premises, if required by law (hereafter, “substantial completion”).

7. Tenant’s Share. Commencing on the Reduced Premises Commencement Date, Tenant’s Share of Recognized Expenses shall be 35.67%.

8. Landlord’s Notice Addresses: All notices under the Lease shall now be sent to Landlord at the following addresses:

G & I VI 1155 BUSINESS CENTER FE LLC

c/o DRA Advisors LLC

220 East 42nd Street

New York, NY 10017

with a copy to

Brandywine Operating Partnership, L.P.	Brandywine Realty Trust
555 E. Lancaster Ave., Suite 100	555 E. Lancaster Ave., Suite 100
Radnor, PA 19087	Radnor, PA 19087
Attn: Jean Sitler	Attn: Brad A. Molotsky
Phone No. 610-325-5600	Phone No. 610-325-5600
Fax No. 610-325-5622	Fax No. 610-832-4928
E-mail: jean.sitler@bdnreit.com	brad.molotsky@bdnreit.com

9. Additional Rent.

(a) The following shall be added as the third paragraph to Article 4 of the Lease:

In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Building shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of operating expense in question shall be shared only by tenants actually receiving the benefits thereof.

(b) Commencing on the Reduced Premises Commencement Date, the Base Year shall be reset to calendar year 2011.

10. Tenant Representations: Tenant hereby confirms that the Lease is in full force and effect, Tenant is in possession of the Original Premises and there are no defaults by Landlord under the Lease.

11. Brokerage Commission Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative, other than Newman Knight Frank Smith Mack, in connection with this proposed transaction. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

12. Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. Tenant specifically acknowledges and agrees that Article 18 of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

13. OFAC/PATRIOT ACT COMPLIANCE. Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the forgoing laws, rules, orders and regulations. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.

14. Janitorial Services. Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit “C,” attached hereto.

15. Stink Bugs. The parties acknowledge that Tenant has experienced an unacceptable population of stink bugs within the Premises. Landlord has taken steps to reduce access points and eliminate the current population of stink bugs, which as of this amendment is starting to stabilize the situation. However, in the event Landlord’s efforts are unsuccessful, and the population of stink bugs increases or reappears to the previously unacceptable levels, Tenant shall immediately notify Landlord in writing. Landlord shall then, in concert with Tenant, engage a third party professional to evaluate the situation. If the third party professional determines that despite Landlord’s efforts, the stinkbug population continues to be unacceptable BUT there are further reasonable efforts which could be taken by Landlord to alleviate the stink bug problem, then Landlord shall have thirty (30) days after receipt of the third party professional’s determination or such longer period of time as is reasonably necessary provided Landlord is diligently attempting to cure the situation and reduce the population to normal levels. If Landlord is still unable to correct the problem or if the third party professional determines that there is no further reasonable effort that Landlord could possibly take to reduce the unacceptable stink bug population, then Tenant shall have the right to terminate this Lease by sending a termination notice to Landlord in writing within fifteen (15) days following the third party professional’s determination that there is no further reasonable effort that Landlord could take to reduce the unacceptable stink bug population OR within sixty (60) days following the third party professional’s determination that there are further reasonable efforts that Landlord could take to alleviate the problem and Landlord has not reduced the stink bug population to acceptable levels (“Termination Notice”). The actual termination date shall be one hundred and eighty (180) days following Landlord’s receipt of the Termination Notice.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this agreement on the date first above written.

LANDLORD: G&I VI 1155 BUSINESS CENTER FE LLC
WITNESS:

/s/ Y Alexander	By:	/s/ Jean Marie Apruzzese
	Name:	Jean Marie Apruzzese
	Title:	Vice President

TENANT: TUBE CITY IMS, LLC
ATTEST:

/s/ Linda Lentini	By:	/s/ John P. Carroll
	Name:	John P. Carroll
	Title:	Senior VP Human Resources

EXHIBIT “A”

REDUCED PREMISES

EXHIBIT “B”

LANDLORD’S WORK

GIVE BACK SPACE
PROPOSED FLOOR PLAN

PRICING NOTES

LEGEND

PARTITION LEGEND

KEY PLAN

POLEK SCHWARTZ

TUBE CITY - IMS
1155 BUSINESS CENTER DRIVE
SECOND FLOOR
HORSHAM, PA

SK-3

EXHIBIT “C”

OFFICE CLEANING SPECIFICATIONS

DAILY

Empty Trash and Recycle

Remove Spots/Spills from Carpet

Remove Visible Debris/Litter from Carpet

Spot Clean Desks and Tables

Straighten Chair – Furniture

Turn Off Lights

WEEKLY

Dust Desks and Computer Monitors

Vacuum Carpet

Clean Wastebaskets

Clean Light Fixtures and Vents

Clean Telephones

Clean Walls, Switch Plates and Baseboards

Dust File Cabinets, Partitions and Bookshelves

Clean Chairs

Clean Doors

Clean Tables

Dust Pictures and Surfaces Over 5’

Dust Window Sills, Ledges and Radiators

Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICIATIONS

DAILY

Sinks

Floors

Counters

Trash Receptacle

Toilet/Urinals

Dispensers

Door

Spot Clean Walls

Spot Clean Partitions

WEEKLY

Dust Lights

Dust Surfaces Over 5’

Ceiling Vents

Clean Walls

Clean Partitions

FLOOR CARE SPECIFICIATIONS

DAILY

Spot Clean Carpet

WEEKLY

Burnish Polished Surfaces

MONTHLY

Machine Scrub Restroom Floors

Scrub and Recoat Copy Room Floors

Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS

Shampoo Conference Room Carpets

YEARLY

Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.

THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING SPECIFICATIONS IS TO

BE BORNE BY THE TENANT.